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                                                                     EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                             CONTACT:

                                             CATHERINE M. BIFFIGNANI
                                             VICE PRESIDENT, INVESTOR RELATIONS
                                             314-645-6600

                                                [KV PHARMACEUTICAL logo]


FOR IMMEDIATE RELEASE

              KV SIGNS EXPANDED WORLDWIDE PARTNERSHIP WITH ACRUX,
             INCLUDING THE DEVELOPMENT OF SIX NEW BRANDED PRODUCTS

     NEW PRODUCTS IN DEVELOPMENT BASED ON ACRUX SPRAY TECHNOLOGY TO TARGET
                   BOTH HORMONE AND NON-HORMONE APPLICATIONS

         EXPANDED AGREEMENT PROVIDES FOR LICENSING OF KV'S EVAMIST(TM)
                      FOR LAUNCH IN INTERNATIONAL MARKETS

St Louis, MO - August 12, 2008 - KV Pharmaceutical Company (NYSE: KVa/KVb) a fully integrated specialty pharmaceutical company, today announced a significant expansion of its commercial collaboration with Australian drug delivery company Acrux (ASX: ACR), under which KV will incorporate Acrux's unique spray technology for delivering drugs through the skin in up to six additional new branded products to be designated by KV for future development.

The agreement also calls for KV to license to Acrux the regulatory data and FDA filings pertaining to KV's recently launched Evamist(TM), the first and only estradiol transdermal spray for moderate-to-severe vasomotor symptoms associated with menopause, to Acrux for filing a similar product to launch in key international markets.

Under the expanded agreement, KV has licensed Acrux's transdermal spray technology for new applications including up to six additional branded products which, upon completion of development and necessary regulatory approvals, would be launched by KV's Ther-Rx branded products subsidiary for sale in the U.S. or, for certain products, on a worldwide basis. The agreement also provides a framework for the potential to add further products in the future, for sale in the U.S. and/or on a worldwide basis. Three of these products are in the pre-clinical development stage. The agreement is consistent with the Company's goal of expanding its Ther-Rx subsidiary into new therapeutic areas.


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"Acrux's promising transdermal spray technology creates exciting opportunities for us to further diversify Ther-Rx's therapeutic focus into new categories," stated Marc S. Hermelin, KV's Chairman of the Board and Chief Executive Officer. "Acrux is a great collaborator for KV, one that ably demonstrates our vision of combining great in-house development with top-notch external partners to maximize both our product pipeline and our participation in key pharmaceutical markets around the world."

Acrux CEO Richard Treagus commented, "The collaboration with KV not only allows us to proceed immediately with the commercialisation of our estradiol product in the major markets outside the U.S., but just as importantly it aligns us strongly with a very capable and committed marketing partner. I am delighted that, following the launch of Evamist(TM), KV has seen the value and potential in our unique spray technology."

Acrux's spray technology was the foundation of Evamist(TM), which was recently launched in the U.S. by Ther-Rx Corporation. As the first and only estradiol transdermal spray of its kind, Evamist(TM) targets a menopause market that is one of the largest in women's health. Evamist(TM) has been showing increasing prescription trends in the U.S. since its launch in April 2008 and has already become the second largest transdermal hormone therapy as measured by NBRx measurements (New to Brand Prescriptions).

Under the new agreement, Acrux will gain the right to use the data contained in KV's filing with the U.S. Food and Drug Administration (FDA) to enable it to seek approvals for Evamist(TM) outside of the United States.

KV will select the products to be developed and fund all clinical development costs for each KV product utilizing Acrux's transdermal spray technology, and Acrux will receive royalties on KV's sales plus milestone payments.

Evamist(TM) was originally licensed by Acrux to VIVUS Inc., which subsequently sub-licensed rights to KV. With Acrux's consent, VIVUS has assigned the licence to KV, so that KV is now Acrux's direct licensee.

ABOUT EVAMIST(TM)
-----------------
Evamist(TM), the first and only estradiol transdermal spray, delivers a low dose of plant-based estradiol and provides convenient relief of moderate-to-severe vasomotor symptoms, reducing both the frequency and severity of hot flashes. Evamist(TM) utilizes metered-dose technology to deliver a consistent and accurate dose of estradiol when sprayed on the inner forearm, drying in a median of 67 seconds. Patients should wait at least 2 minutes after applying Evamist(TM) before dressing.


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ABOUT ESTROGEN THERAPY
----------------------
Estrogen therapy ("ET") is the medical administration of estrogen to supplement the hormones which the ovaries no longer produce, due to natural or surgical menopause. ET can provide relief from the unpleasant symptoms of menopause such as hot flashes. ET products are available in oral, transdermal patch, injectible and transdermal gel/lotion formulations.

Evamist(TM) is indicated for the treatment of moderate-to-severe vasomotor symptoms due to menopause.

ABOUT KV PHARMACEUTICAL COMPANY

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its emerging branded drug subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

ABOUT ACRUX - www.acrux.com.au

Acrux is an Australian drug delivery company, developing and commercialising a range of patient-preferred, patented pharmaceutical products for global markets, using its innovative technology to administer drugs through the skin.

KV PHARMACEUTICAL COMPANY SAFE HARBOR

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipates", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections by the Company about the future, including without limitation, statements about the Company's strategy or expectations for growth or growth trends, product development, product launches, regulatory filings or approvals, prescription trends, market position, market share increases, acquisitions, existence and duration of regulatory exclusivities, expected duration of ARS illiquidity, revenues, expenditures, contributions, profitability and other financial results, are forward-looking statements. All forward-looking statements pertaining to Acrux have been represented to the Company by Acrux and the Company does not have independent information with respect thereto.


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All forward-looking statements by the Company are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, competitive, product development, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts, including the introduction or potential introduction of generic or competing products against products sold by the Company and its subsidiaries; (13) risks that the Company may not ultimately prevail in litigation, including challenges to our intellectual property right by actual or potential competitors or to our ability to market generic products due to brand company patents and challenges to other companies' introduction or potential introduction of generic or competing products by third parties against products sold by the Company or its subsidiaries including without limitation the litigation and claims referred to in Note 16 of the Notes to the Consolidated Financial Statements in the Company's Form 10-Q for the quarter ended June 30, 2008; (14) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices;
(15) the possibility that KV's current estimates of the financial effect of certain previously announced product recalls could prove to be incorrect; (16) whether any product recalls results in litigation, agency action or material damages; (17) the possibility that the findings of the Audit Committee inquiry referenced in the Company's Form 10-Q for the quarter ended June 30, 2008, could have a material impact on the Company's financial results; (18) new product selection, development and launch (including those selected from Acrux); and (19) the risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.